Registration No. 333-226869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM F-1 ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Despegar.com, Corp.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Juana Manso 999

Ciudad Autónoma de Buenos Aires, Argentina C1107CBR

Telephone: +54 11 4894-3500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global, Inc.

122 E 42nd St 18th Fl.

New York, NY 10168

Telephone: 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Mariano Scagliarini, General Counsel

Juana Manso 999

Ciudad Autónoma de Buenos Aires, Argentina C1107CBR

Telephone: +54 11 4894-3500

Approximate date of commencement of proposed sale to the public: Not applicable.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (the “Amendment”) relates to the Registration Statement on Form F-3, Registration No. 333-226869 (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on Form F-1 on August 16, 2018, as amended by Post-Effective Amendment No. 1 on Form F-3, filed with the SEC on November 20, 2018, and Post-Effective Amendment No. 2 on Form F-3, filed with the SEC on December 17, 2018, relating to the potential offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of 30,204,172 ordinary shares of Despegar.com, Corp. (the “Company”).

In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 2020.

DESPEGAR.COM, CORP.

By:	/s/ Damián Scokin
Name:	Damián Scokin
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Form F-1 on Form F-3 has been signed below by the following persons in the capacities noted below on April 13, 2020.

	Name	Title
By:	/s/ Damián Scokin	Director and Chief Executive Officer (principal executive officer)
Name:	Damián Scokin

By:	/s/ Alberto López Gaffney	Chief Financial Officer (principal financial officer and principal accounting officer)
Name:	Alberto López Gaffney

By:	*	Director
Name:	Michael Doyle

By:	*	Director
Name:	Adam Jay

By:	*	Director (Chairman)
Name:	Nilesh Lakhani

By:	*	Director
Name:	Martín Rastellino

By:	*	Director
Name:	Mario Eduardo Vázquez

By:	*	Authorized Representative in the United States
Name:	Donald J. Puglisi

*By:	/s/ Damián Scokin	April 13, 2020
As Attorney-in-Fact

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